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                                                                  EXHIBIT (1)(n)


                                NASL SERIES TRUST

               Amendment to the Agreement and Declaration of Trust

The undersigned, being a majority of the Trustees of NASL Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article XII,
Section 7.3 of the Trust's Agreement and Declaration of Trust, dated September 29, 1988 (the "Declaration"), hereby amend and restate the first sentence of
Article I, Section 1.1 of the Declaration to read in its entirety "This Trust shall be known as "Manufacturers Investment Trust," and the Trustees shall conduct the business of the Trust, have all documents executed and sue or be sued under that name or any other name or names as they may from time to time determine."

IN WITNESS WHEREOF, the undersigned have executed this instrument as of October 1, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

/s/ DON B. ALLEN                                /s/ ROBERT J. MYERS
-------------------------------------           -------------------------------
Don B. Allen                                    Robert J. Myers
As Trustee and not Individually                 As Trustee and not Individually

/s/ CHARLES L. BARDELIS                         /s/ JOHN D. RICHARDSON
-------------------------------------           -------------------------------
Charles L. Bardelis                             John D. Richardson
As Trustee and not Individually                 As Trustee and not Individually

/s/ SAMUEL HOAR                                 /s/ F. DAVID ROLWING
-------------------------------------           -------------------------------
Samuel Hoar                                     F. David Rolwing
As Trustee and not Individually                 As Trustee and not Individually

The Agreement and Declaration of Trust of the Trust dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.